                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Multistate Series--9 (Maryland, Michigan, New Jersey and Pennsylvania Trusts):

We consent to the use in this Post-Effective Amendment No. 6 to Registration Statement No. 33-49685 of our opinion dated September 19, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
September 25, 1998